SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

CVS Caremark Corporation has announced that Roger L. Headrick has decided to retire from its Board of Directors, effective immediately. The Company also announced that its Board of Directors has designated William H. Joyce to succeed Mr. Headrick as Chairman of its Audit Committee.

“We are enormously grateful to Roger Headrick for the many years of distinguished service he has provided to Caremark,” said Mac Crawford, Chairman of the Board of Directors of CVS Caremark Corporation. “During his tenure on the Caremark board, Roger helped guide Caremark through a series of large and successful transactions that rewarded Caremark shareholders and transformed our company into the nation’s leading pharmacy services provider. He will be greatly missed by me and his fellow directors of CVS Caremark.”

“We thank Roger Headrick for his service to CVS Caremark and will miss his wise counsel and stewardship,” added Tom Ryan, President and Chief Executive Officer of CVS Caremark. “We wish him well in his retirement. We are also grateful to Bill Joyce for agreeing to succeed Roger as Chairman of our Audit Committee.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date:	July 2, 2007	By:	/s/ David B. Rickard
		Name:	David B. Rickard
		Title:	Executive Vice President,
Chief Financial Officer and Chief Administrative Officer